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                                                                   EXHIBIT 10.10




                                                                 LOAN NO. 20-365

                                    GUARANTY

             THIS GUARANTY dated as of the 1st day of January, 2002 (the "GUARANTY") is made by ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("Guarantor"), for the benefit of HELLER HEALTHCARE FINANCE, INC., a Delaware corporation, in its capacity as Agent for the Lenders (as Agent and Lenders are defined in the Loan Agreement described below).

                                    RECITALS

             A. FINANCIAL ACCOMMODATIONS. ALC Ohio, Inc., ALC Pennsylvania, Inc., ALC Iowa, Inc., ALC Nebraska, Inc. and ALC New Jersey, Inc., each a Nevada corporation and Texas ALC Partners, LP, a Texas limited partnership (collectively, "Borrower"), Agent and Lenders are the parties to that certain Loan Agreement dated February 20, 2001, as amended by that certain First Amendment to Loan Documents dated as of June 29, 2001 and that certain Second Amendment to Loan Documents dated as of October 3, 2001 (collectively, the "Loan Agreement") pursuant to which Lenders agreed to extend financial accommodations to Borrower.

             B. INDUCEMENT. To induce Lenders to extend to Borrower the financial accommodations set forth in the Loan Agreement, Guarantor executed a guaranty dated February 20, 2001 (the "Original Guaranty") in a form substantially similar to this Guaranty. In connection with the funding of the Takeout Loan, Guarantor is now willing to execute this Guaranty in order to re-affirm its obligations under the Original Guaranty and modify Recitals A and B as set forth herein.

             In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.       DEFINED TERMS

             All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

2.       THE GUARANTY

             2.1 GUARANTY OF OBLIGATIONS. Guarantor unconditionally and absolutely guarantees to Agent and Lenders the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of the indebtedness, liabilities and obligations of every kind and nature of Borrower to Agent and/or Lenders arising under or in any way relating to the Loan Agreement or any of the other Loan Documents, howsoever created, incurred or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to

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become due, and howsoever owned, held or acquired by Agent and/or Lenders
(collectively, the "Obligations"). Without limitation to the foregoing, the Obligations shall include (a) all reasonable attorneys' and paralegals' fees, including the cost of inside attorneys and paralegals, costs and expenses and all court costs and costs of appeal incurred by Agent and/or Lenders in collecting any amount due Agent and/or Lenders under this Guaranty or in prosecuting any action against Borrower, Guarantor or any other guarantor with respect to all or any part of the Obligations (collectively, the "Enforcement Costs"), and (b) all interest, fees, costs and expenses due Agent and/or Lenders after the filing of a bankruptcy petition by or against Borrower regardless of whether such amounts can be collected during the pendency of the bankruptcy proceedings.

             2.2 CONTINUING GUARANTY; GUARANTY OF PAYMENT. This Guaranty is a continuing guaranty of the Obligations, and Guarantor agrees that the obligations of Guarantor to Agent and/or Lenders hereunder shall be primary obligations, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that Guarantor may have against Agent and/or Lenders, Borrower or any other person or entity.

             2.3 LIABILITY OF GUARANTOR NOT AFFECTED. This Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstances or condition, including, without limitation:

             (a) the attempt or the absence of any attempt by Agent and/or Lenders to obtain payment or performance by Borrower or any other guarantor (this being a guaranty of payment and performance and not of collection);

             (b) Agent's and/or Lenders' delay in enforcing Guarantor's obligations hereunder or of any other party under the Loan Documents, or any prior partial exercise by Agent and/or Lenders of any right or remedy hereunder or under any of the other Loan Documents;

             (c) any renewal, extension, substitution, modification, replacement of or indulgence with respect to, the Obligations, all of which Agent and/or Lenders is hereby authorized to make;

             (d) the fact that Borrower is not liable for the payment or performance of the Obligations, or any portion thereof, for any reason whatsoever, Guarantor being liable for the Obligations notwithstanding that Borrower may not be;

             (e) any sale, exchange, release, surrender or other disposition of, or realization upon, any collateral securing the Obligations, or any settlement or compromise of any guaranties of the Obligations, or any other obligation of any person or entity with respect to the Loan Documents;

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

             (f) the acceptance by Agent and/or Lenders of any additional security for the Obligations;

             (g) the lack of validity or enforceability of, or Agent's and/or Lenders' waiver or consent with respect to, any provision of any instrument evidencing, securing or otherwise relating to the Obligations, or any part thereof, including without limitation the Loan Documents;

             (h) the failure by Agent and/or Lenders to take any steps to perfect, maintain, or enforce its security interests or remedies under the Loan Documents, or to preserve its rights to or protect any security or collateral, for the Obligations;

             (i) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar event or proceedings with respect to Borrower or Guarantor, as applicable, or any of their respective properties (each, an "INSOLVENCY PROCEEDING"), or any action taken by Agent and/or Lenders, any trustee or receiver or by any court in any such proceeding;

             (j) the failure by Agent and/or Lenders to file or enforce a claim against the estate (either in an Insolvency Proceeding or other proceeding) of Borrower or Guarantor;

             (k) in any proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the "BANKRUPTCY CODE"): (i) any election by Agent and/or Lenders under Section 1111(b)(2) of the Bankruptcy Code, (ii) any borrowing or grant of a security interest by Borrower as debtor-in-possession under Section 364 of the Bankruptcy Code, (iii) the inability of Agent and/or Lenders to enforce the Obligations against Borrower by application of the automatic stay provisions of Section 362 of the Bankruptcy Code, or (iv) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent's and/or Lenders' claim(s) against Borrower for repayment of the Obligations;

             (l) the failure of Guarantor to receive notice of any intended disposition of the collateral for the Obligations;

             (m) any merger or consolidation of Borrower into or with any other entity, or any sale, lease or transfer of any of the assets of Borrower or Guarantor to any other person or entity;

             (n) any change in the ownership of Borrower, or any change in the relationship between Borrower and Guarantor or any termination of any such relationship;

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             (o) the death, incapacity, insanity, disability, dissolution or other change in states of Borrower or Guarantor;

             (p) the making of additional loans to Borrower, the increase or reduction of the maximum principal amount of the Obligations, the increase or reduction in the interest rate provided in the Notes, or any other modification, amendment, release or waiver of the terms of the Loan Documents;

             (q) the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor; and

             (r) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower, Guarantor or any other guarantor.

                  Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters, whether or not Guarantor had notice or knowledge of same. It is the purpose and intent of this Guaranty that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

             2.4 RIGHTS OF AGENT AND/OR LENDERS. Agent and/or Lenders are hereby authorized, without notice to or demand of Guarantor and without affecting the liability of Guarantor hereunder, to take any of the following actions from time to time: (a) increase or decrease the amount of, or renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or otherwise modify, amend or change the terms of any promissory note or other agreement evidencing, securing or otherwise relating to any of the Obligations, including, without limitation, the making of additional advances thereunder; (b) accept and apply any payments on or recoveries against the Obligations from any source, and any proceeds of any security therefor, to the Obligations in such manner, order and priority as Agent and/or Lenders may elect in their sole discretion; (c) take, hold, sell, release or otherwise dispose of all or any security for the Obligations or the payment of this Guaranty; (d) settle, release, compromise, collect or otherwise liquidate the Obligations or any portion thereof; (e) accept, hold, substitute, add or release any other guaranty or endorsements of the Obligations; and (f) at any time after maturity of the Obligations, appropriate and apply toward payment of the Obligations (i) any indebtedness due or to become due from Agent and/or Lenders to Guarantor, and (ii) any moneys, credits, or other property belonging to Guarantor at any time held by or coming into the possession of Agent and/or Lenders or any affiliates thereof, whether for deposit or otherwise.

             2.5 SUBORDINATION. All indebtedness now or hereafter owing by Borrower to Guarantor, or any one of them, for borrowed money or otherwise is hereby subordinated to the payment of the Obligations, and, subsequent to a default hereunder or under any of the other Loan Documents, Guarantor shall not accept payment of all or any portion of such


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subordinated indebtedness until satisfaction in full of the Obligations. All security interests, liens and encumbrances which Guarantor, or any one of them, now or hereafter may have upon any of the assets of Borrower, or any one of them, are hereby subordinated to all security interests, liens and encumbrances heretofore, now or hereafter granted to Agent and/or Lenders pursuant to the Loan Documents.

3.       GUARANTOR'S WAIVERS

             3.1 STATUTES OF LIMITATION. Guarantor irrevocably waives all statutes of limitation as a defense to any action or proceeding brought against Guarantor by Agent and/or Lenders, to the fullest extent permitted by law.

             3.2 ELECTION OF REMEDIES. Guarantor irrevocably waives any defense based upon an election of remedies made by Agent and/or Lenders or any other election afforded to Agent and/or Lenders pursuant to applicable law, including, without limitation, (a) any election to proceed by judicial or nonjudicial foreclosure or by Uniform Commercial Code sale or by deed or assignment in lieu thereof, or any election of remedies which destroys or otherwise impairs the subrogation rights of the Guarantor or the rights of the Guarantor to proceed against Borrower for reimbursement, or both, (b) the waiver by Agent and/or Lenders, either by action or inaction of Agent and/or Lenders or by operation of law, of a deficiency judgment against Borrower or Lessee, and (c) any election pursuant to an Insolvency Proceeding.

             3.3 RIGHTS OF SUBROGATION AND OTHER RIGHTS. Guarantor irrevocably waives (a) all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from Borrower or any other person or entity now or hereafter primarily or secondarily liable for any of the Obligations for any disbursements made by any Guarantor under or in connection with this Guaranty, (b) all claims of any kind or type against Borrower as a result of any payment made by Guarantor to Agent and/or Lenders, and (c) any right to participate in any security now or hereafter held by Agent and/or Lenders. In furtherance, and not in limitation, of the foregoing, Guarantor agrees that any payment to Agent and/or Lenders pursuant to this Guaranty shall be deemed a contribution to the capital of Borrower or other obligated party and shall not constitute Guarantor a creditor of Borrower or such other party. Guarantor further agrees that to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Borrower or against any collateral or security for any of the Obligations shall be junior and subordinate to any rights Agent and/or Lenders may have against Borrower and to all right, title and interest Agent and/or Lenders may have in such collateral or security.

3.4 DEMANDS AND NOTICES. Guarantor irrevocably waives all presentments, demands for performance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations, notices of defaults by Borrower or any other person liable for the


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Obligations and demands and notices of every kind that may be required to be given by any statute or rule or law.

             3.5 BORROWER INFORMATION. Guarantor irrevocably waives (a) any duty of Agent and/or Lenders to advise Guarantor of any information known to Agent and/or Lenders regarding the financial condition of Borrower (it being the obligation of Guarantor to keep informed regarding such condition), and (b) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower.

             3.6 LIMITATION OF LIABILITY. Guarantor irrevocably waives any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Borrower or Guarantor, their property, or their estate in bankruptcy, resulting from the operation of any provision of the state or federal bankruptcy laws, or from the decision of any court.

             3.7 LACK OF DILIGENCE. Guarantor irrevocably waives any and all claims or defenses based upon lack of diligence in: (a) collection of any Obligations; (b) protection of any collateral or other security for the Indebtedness or Obligations; or (c) realization upon the other Loan Documents.

             3.8 OTHER DEFENSES. Guarantor irrevocably waives any other defenses, set-offs or counterclaims which may be available to Borrower, or any other Guarantor if there are more than one, and any and all other defenses now or at any time hereafter available to Guarantor (including without limitation those given to sureties) at law or in equity.

4.       REPRESENTATIONS AND WARRANTS

             Guarantor represents and warrants to Agent and Lenders as follows:

             4.1 EXISTENCE: AUTHORITY; EXECUTION. (a) Guarantor is a duly organized corporation, validly existing, and in good standing under the laws of the state of its incorporation or formation and qualified to do business in the states in which any of its material assets exist; and (b) this Guaranty has been duly and validly authorized, executed and delivered and constitutes the binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

             4.2 FINANCIAL STATEMENTS. All financial statements and other financial information furnished or to be furnished to Agent and/or Lenders (a) are or will be true and correct in all material respects and do or will fairly represent the financial condition of Guarantor (including all contingent liabilities), and (b) were or will be prepared in accordance with generally accepted accounting principles, or such other accounting principles as may be reasonably acceptable to Agent at the time of their preparation, consistently applied. There has been no material adverse change in Guarantor's financial condition since the dates of the statements most recently furnished Agent.

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             4.3 NO DEFAULTS. There is no existing event of default, and no event has occurred which with the passage of time and/or the giving of notice or both will constitute an event of default, under any agreement to which Guarantor is a party, which event of default could reasonably be expected to have a material adverse effect on Guarantor's ability to perform the Obligations under this Guaranty, and neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, which violation could reasonably be expected to have a material adverse effect on Guarantor's ability to perform the Obligations under this Guaranty, or constitute a default under, any agreement to which Guarantor is a party or by which Guarantor is bound, which default could reasonably be expected to have a material adverse effect on Guarantor's ability to perform the Obligations under this Guaranty.

             4.4 NO LITIGATION. There are no actions, suits or proceedings pending or, to the best of Guarantor's knowledge, threatened against the Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind which, if decided adversely, would materially and adversely affect performance by the Guarantor of Guarantor's obligations pursuant to and as contemplated by the terms and provisions of this Guaranty.

             4.5 ACCURACY. Neither this Guaranty nor any document, financial statement, credit information, certificate or written statement heretofore furnished or required herein to be furnished to Agent and/or Lenders by Guarantor contains any untrue statement of fact or omits to state a fact material to this Guaranty.

5.       EVENTS OF DEFAULT

                  Upon the occurrence of any of the following events, Agent and/or Lenders may, without notice to Borrower or Guarantor, declare any or all of the Obligations, whether or not then due, immediately due and payable by Guarantor under this Guaranty, and Agent and/or Lenders shall be entitled to enforce the obligations of Guarantor hereunder.

             5.1 DEFAULT BY BORROWER. Borrower shall default in the payment or performance of any of the Obligations guarantied hereby, after giving effect to any applicable notice and cure provisions set forth in the Loan Documents.

             5.2 FAILURE TO PERFORM. Guarantor fails to perform any of its obligations under this Guaranty or any agreement under which security is given herefor, or this Guaranty is revoked or terminated by Guarantor, or any representation or warranty made or given by Guarantor to Agent and/or Lenders proves to be false or misleading in any material respect.

             5.3 INSOLVENCY PROCEEDING. The making by Guarantor of any assignment for the benefit of creditors, or a trustee or receiver being appointed for Guarantor or for any property of Guarantor, or Guarantor becoming insolvent or the subject of any Insolvency Proceeding and, in the case of such a proceeding being commenced against Guarantor, such proceeding is not dismissed within thirty (30) days following the commencement date thereof.

             5.4 DISSOLUTION. Guarantor dies, dissolves or liquidates, or the business of Guarantor is suspended or terminated for any reason.

6.       MISCELLANEOUS

             6.1 REVIVAL AND REINSTATEMENT. If at any time all or any part of any payment theretofore applied by Agent and/or Lenders to any of the Obligations is or must be rescinded or returned by Agent and/or Lenders for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such Obligations shall, for the purposes of this Guaranty, to the extent such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Agent and/or Lenders, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, and Guarantor shall be fully liable therefore, all as though such application by Agent and/or Lenders had not been made.

             6.2 NO MARSHALING. Agent and Lenders have no obligation to marshal any assets in favor of Guarantor, or against or in payment of (a) any of the Obligations, or (b) any other obligation owed to Agent and/or Lenders by Guarantor, Borrower or any other person.

             6.3 NO MODIFICATION, WAIVER OR RELEASE WITHOUT WRITING. Except as may otherwise be expressly set forth herein, this Guaranty may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever, nor shall any waiver of any of the provisions of this Guaranty be binding upon Agent or Lenders, except as expressly set forth in a writing duly executed by Agent and Lenders. No waiver by Agent or Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Agent or Lenders permitted hereunder shall in any way affect or impair Agent's or Lenders' rights or the obligations of Guarantor under this Guaranty.

             6.4 ASSIGNMENT; SUCCESSORS AND ASSIGNS. Guarantor may not assign Guarantor's obligations or liability under this Guaranty. Subject to the preceding sentence, this Guaranty shall be binding upon the parties hereto and their respective heirs, executors, successors, representatives and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the Loan Agreement, Agent and/or Lenders may, without notice to anyone, sell or assign the Obligations, the Notes or other Loan Documents or any part thereof, or grant participations therein, and in any such event each and every assignee or holder of, or participant in, all or any of the Obligations shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right, but Agent and/or Lenders shall have an unimpaired right, prior and superior to that of any such assignee, holder or participant, to enforce this Guaranty for the benefit of Agent and/or Lenders.

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

             6.5 INTEGRATION. This Guaranty is the entire agreement of Guarantor with respect to the subject matter of this Guaranty, provided that this Guaranty shall not in any way limit or abrogate the obligations of Guarantor under the other Loan Documents, including, without limitation, the Hazardous Materials Indemnity Agreement dated February 20, 2001.

             6.6 RIGHTS CUMULATIVE. All of Agent's and/or Lenders' rights under this Guaranty and the other Loan Documents are cumulative. The exercise of any one right does not exclude the exercise of any other right given in this Guaranty or the other Loan Documents or any other right of Agent and/or Lenders not set forth in this Guaranty or the other Loan Documents. If there is more than one Guarantor hereunder, Agent and/or Lenders may exercise their rights and remedies against any one or more of such Guarantors and the failure of Agent and/or Lenders to proceed against one or more of such Guarantors shall not affect the liability of the Guarantor under this Guaranty.

             6.7 SEVERABILITY. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

             6.8 MATERIAL INDUCEMENT; CONSIDERATION. Guarantor acknowledges and agrees that Agent and Lenders are specifically relying upon the representations, warranties, agreements and waivers contained herein and that such representations, warranties, agreements and waivers constitute a material inducement to Agent and Lenders to accept this Guaranty and to enter into the Loan Agreement and the transaction contemplated therein. Guarantor further acknowledges that it expects to benefit from Lenders' extension of financing accommodations to Borrower because of its relationship to Borrower, and that it is executing this Guaranty in consideration of that anticipated benefit.

             6.9 INDEMNIFICATION. Guarantor agrees to indemnify, pay and hold Agent and Lenders and their respective officers, directors, employees, agents, and attorneys (collectively called the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Guaranty or the exercise of any right or remedy hereunder or under the other documents pertaining to the Obligations (the "INDEMNIFIED LIABILITIES"); provided that Guarantor shall have no obligation to an Indemnitee under this subsection with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Guarantor shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

             6.10 COUNTERPARTS. This Guaranty may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be deemed one and the same agreement.

             6.11 GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to conflicts of law provisions.

             6.12 JOINT AND SEVERAL OBLIGATIONS. If this Guaranty is executed by more than one Guarantor then all of the covenants, obligations, agreements, indemnities, representations and warranties of the Guarantors contained herein shall be joint and several.

             6.13 VENUE. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GUARANTOR, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

             6.14 WAIVER OF JURY TRIAL. GUARANTOR, AND BY THEIR ACCEPTANCE OF THIS GUARANTY, AGENT AND LENDERS, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR, AND BY GUARANTOR'S ACCEPTANCE OF THIS GUARANTY, AGENT, LENDERS AND GUARANTOR ACKNOWLEDGE THAT NEITHER AGENT, LENDERS NOR ANY PERSON ACTING ON BEHALF OF AGENT OR LENDERS HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.

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

             6.15 WAIVERS. THE WAIVERS SET FORTH IN THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, SECTIONS 6.13 AND 6.14 ABOVE) ARE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT NEITHER AGENT, LENDERS NOR ANY PERSON ACTING ON BEHALF OF THEM, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THESE WAIVERS OR IN ANY WAY TO MODIFY OR NULLIFY THEIR EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THESE WAIVERS BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL.

                  The undersigned has duly executed this Guaranty as of the date and year first above written.


                                      ASSISTED LIVING CONCEPTS, INC.,
                                      a Nevada corporation

                                      By:    /s/ DREW Q. MILLER
                                             ----------------------
                                      Name:  Drew Q. Miller
                                      Its:   Senior Vice President,
                                             Chief Financial
                                             Officer and Treasurer





                                      -12-